UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2024

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street Suite 500 Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2024, Cara Therapeutics, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”), because the Company’s stockholders’ equity of $707,000, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, was below the required minimum of $2.5 million, and because, as of the date of the Notice (and as of the date of this report), the Company did not meet either of the alternative compliance standards, relating to market value of listed securities of at least $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

As with the Minimum Bid Price Deficiency Letter (as defined below), the Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective, subject to the Company’s compliance with the other continued listing requirements, and the Company’s regaining compliance with the Stockholders’ Equity Requirement. Under Nasdaq rules and as specified in the Notice, the Company has 45 calendar days from November 19, 2024, or until Friday, January 3, 2025, to submit to Nasdaq a plan to regain compliance with the Stockholders’ Equity Requirement. If the Company’s plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for the Company to evidence compliance.

The Company is presently evaluating various courses of action to regain compliance and intends to timely submit a plan to Nasdaq to regain compliance with the Stockholders’ Equity Requirement. However, there can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance and maintain its listing on The Nasdaq Capital Market. If the Company fails to submit a plan to regain compliance with the Stockholders’ Equity Requirement, or the Company’s plan is not accepted, or if Nasdaq grants an extension but the Company does not regain compliance within the extension period, or if the Company fails to satisfy another Nasdaq requirement for continued listing, the Staff could provide notice that the Company’s securities will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the decision to reject the Company’s proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. The hearing request would ordinarily stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing, but there can be no assurance that any such appeal would be successful.

The notification is separate from, and in addition to, the previously disclosed deficiency letter that the Company received from the Staff on February 1, 2024 (the “Minimum Bid Price Deficiency Letter”), with respect to the Company’s failure to maintain a minimum closing bid price of $1.00 per share on any business day over a thirty consecutive business day period, as required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Rule 5450(a)(1)”). As previously disclosed, the Company had been provided an initial period of 180 calendar days, or until July 30, 2024, to regain compliance with Rule 5450(a)(1), which period was extended by Nasdaq by notification received on July 31, 2024 for an additional 180 calendar day period ending January 27, 2025 to regain compliance with the same minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (together with Rule 5450(a)(1), the "Minimum Bid Price Requirement") in connection with the transfer of the listing of the Company’s common stock from The Nasdaq Global Market to The Nasdaq Capital Market effective as of August 1, 2024. Compliance may be achieved automatically and without further action if the closing bid price of the Company’s common stock is at or above $1.00 for a minimum of ten consecutive business days at any time prior to January 27, 2025, following which Nasdaq will notify the Company that it has regained compliance with the Minimum Bid Price Requirement and the matter will be closed.

The Company intends to continue to actively monitor the bid price for its common stock between now and January 27, 2025, and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. These options include, but are not limited to, effecting a reverse stock split, if necessary, to attempt to regain compliance. There is no assurance, however, that the Company will regain compliance with the Minimum Bid Price Requirement or that the Company’s common stock will not be delisted from Nasdaq. If the Company does not regain compliance with the Minimum Bid Price Requirement by January 27, 2025, Nasdaq will provide written notification to the Company that its common stock will be delisted. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ RYAN MAYNARD
Ryan Maynard
Chief Financial Officer

Date: November 22, 2024